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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): June 28, 2006

                   REINSURANCE GROUP OF AMERICA, INCORPORATED
             (Exact Name of Registrant as Specified in its Charter)

            MISSOURI                      1-11848               43-1627032
(State or Other Jurisdiction of         (Commission            (IRS Employer
         Incorporation)                File Number)       Identification Number)

           1370 TIMBERLAKE MANOR PARKWAY, CHESTERFIELD, MISSOURI 63017
                     (Address of Principal Executive Office)

       Registrant's telephone number, including area code: (636) 736-7000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN
OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

     On June 28, 2006, Timberlake Financial, L.L.C. ("Timberlake Financial"), a Delaware limited liability company, and a direct wholly-owned subsidiary of Reinsurance Company of Missouri, Incorporated ("RCM"), itself a wholly-owned subsidiary of Reinsurance Group of America, Incorporated ("RGA"), issued $850,000,000 in aggregate principal amount of Series A Floating Rate Insured Notes due June 28, 2036 (the "Notes") in a private placement. The Notes were issued by Timberlake Financial to fund certain statutory reserves required to be maintained by its wholly-owned subsidiary, Timberlake Reinsurance Company II ("Timberlake Re"), a special purpose financial captive insurance company incorporated under the laws of the State of South Carolina, pursuant to the Valuation of Life Insurance Policies Model Regulation.

     The payment of scheduled interest payments under the Notes and the ultimate repayment of principal on June 28, 2036 are insured by Ambac Assurance Corporation ("Ambac"), a Wisconsin-domiciled stock insurance corporation, through a financial guaranty insurance policy (the "Financial Guarantee Policy"). Ambac will not guarantee the payment of any redemption premium, the early repayment of principal on the Notes, taxes or shortfalls for withholding taxes. The Notes are direct financial obligations of Timberlake Financial, and no affiliate of Timberlake Financial, including without limitation RGA, RCM, or RGA Reinsurance Company ("RGA Re"), a wholly-owned subsidiary of RCM, is an obligor or guarantor of the Notes.

     Timberlake Financial will rely upon the receipt of interest and principal payments on a surplus note issued by, and dividend payments from, Timberlake Re to make payments of interest and principal on the Notes. The ability of Timberlake Re to make interest and principal payments on the surplus note and dividend payments to Timberlake Financial is contingent upon meeting certain regulatory requirements and upon the performance of the block of business retroceded from RGA Re to Timberlake Re, which business consists of specified term life insurance policies with guaranteed level premiums.

     The annual interest rate on the Notes will equal the 1-month London Interbank Offered Rate ("LIBOR"), plus a spread. Such interest will be payable monthly in arrears on the 28th day of each month (each a "Scheduled Payment Date"), for each period commencing July 28, 2006, and each succeeding Scheduled Payment Date, and ending on the maturity date.

     Under the terms of the Financial Guarantee Policy, Ambac may direct The Bank of New York, a New York banking corporation, as trustee (the "Trustee"), under an indenture (the "Indenture") among Timberlake Financial, the Trustee, and Ambac, to foreclose on certain accounts of Timberlake Re (the "Collateral") securing the Financial Guarantee Policy if any of the following events of default occurs, subject to any applicable grace periods:

     -    a payment is made by Ambac under the Financial Guarantee Policy;

     - nonpayment of interest when due and payable in accordance with the terms of the Notes;

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     -    nonpayment of all, or part, of the principal of the Notes;

     - failure of the security interest in the Collateral granted to the Trustee for the benefit of the holders of the Notes and Ambac;

     - failure to make payments of premiums or other amounts to Ambac under the financial guarantee policy and certain other ancillary agreements;

     - breach of any representation or warranty or default in the performance of any covenant under the Indenture by either Timberlake Financial or Timberlake Re, if unremedied for a period of 30 days after receiving notice; or

     - bankruptcy, insolvency, reorganization, liquidation, conservation, rehabilitation or other similar proceeding of Timberlake Financial or Timberlake Re.

If an event of default occurs and is continuing, the entire principal thereof and interest accrued thereon may be declared to be due and payable immediately.

     Timberlake Financial may redeem all or part of the Notes on any Scheduled Payment Date before June 28, 2011 at a redemption price equal to 100% of the principal amount plus a make whole redemption premium dependent upon the date redeemed, payable in cash. The Notes are redeemable at a redemption price equal to 100% of the principal amount, payable in cash, after June 28, 2011, or for any redemptions related to reductions in the level of certain statutory reserves. Pursuant to an insurance and indemnity agreement with Ambac, Timberlake Financial is obligated to pay a periodic premium to Ambac in respect of the Financial Guarantee Policy. Additional information regarding this transaction is set forth in the press release which is filed as Exhibit 99.1 hereto.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits

Exhibit No.   Exhibit
-----------   -------
99.1          Press Release of Reinsurance Group of America, Incorporated dated
              June 28, 2006

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        REINSURANCE GROUP OF AMERICA,
                                        INCORPORATED


Date: June 30, 2006                     By: /s/ Jack B. Lay
                                            ------------------------------------
                                            Jack B. Lay
                                            Executive Vice President and Chief
                                            Financial Officer

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                                  EXHIBIT INDEX

Exhibit No.   Exhibit
-----------   -------
99.1          Press Release of Reinsurance Group of America, Incorporated dated
              June 28, 2006.